                                                                    Exhibit 21.1


                                  Subsidiaries

COMPANY NAME                             PLACE OF
                                         INCORPORATION
----------------------------------------------------------------
MCMS Sdn. Bhd.                           Malaysia

MCMS International, Inc.                 British Virgin Islands

MCMS Asia Pacific Pte. Ltd.              Singapore

MCMS Belgium, S.P.R.L.                   Belgium

MCMS Netherlands, B.V.                   Netherlands

MCMS Customer Services, Inc.             Idaho

MCMS Holdings, LLC                       Idaho

MCMS de Mexico, S. de R.L. de C.V.       Mexico

MCMS Singapore Pte. Ltd.                 Singapore
